Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 5, 2017 (the “Amendment Effective Date”), is entered into by and among FuelCell Energy, Inc., a Delaware corporation (“Parent”), Versa Power Systems, Inc., a Delaware corporation (“Versa Delaware”), Versa Power Systems Ltd. a corporation organized under the laws of Alberta, Canada (“Versa Canada”), and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan and Security Agreement (hereinafter collectively referred to as the “Borrowers” and each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as Lender, constituting the Required Lenders, and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, together with its successors and assigns in such capacity, “Agent”).

Borrower the Lender and Agent are parties to a Loan and Security Agreement dated as of April 14, 2016 (as amended, restated or modified from time to time, the “Loan and Security Agreement”). The Borrowers have requested that Agent and Lender agree to certain amendments to the Loan and Security Agreement. Agent and Lender have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1         Definitions; Interpretation.

(a)          Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)          Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2         Amendments to the Loan and Security Agreement.

(a)          The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i)          New Definitions. The following definitions are added to Section 1.1 in their proper alphabetical order:

“Blocked Account Control Agreement” means an Account Control Agreement wherein Agent has and maintains exclusive control over the subject account or accounts, in form and substance acceptable to Agent in its sole discretion.

“First Amendment” means that certain First Amendment to Loan and Security Agreement dated as of September 5, 2017, among Borrowers and Agent.

“First Amendment Effective Date” means September 5, 2017.

“Series C Convertible Preferred Certificate” means that certain Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of FuelCell Energy, Inc., in the form attached as Exhibit B to the First Amendment, in each case as in effect on the First Amendment Effective Date.

“Series C Convertible Preferred Documents” means (a) that certain Underwriting Agreement between Parent and Oppenheimer & Co. Inc. dated as of September 5, 2017 in the form attached as Exhibit A to the First Amendment and (b) the Series C Convertible Preferred Certificate.

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“Series C Convertible Preferred Stock” means the Series C Convertible Preferred Stock issued by the Borrower pursuant to the Series C Convertible Preferred Certificate.

(ii)         Amended Definitions. The definition of “Permitted Indebtedness” is amended by removing the word “and” at the end of clause (xiii), inserting the word “and” at the end of clause (xii) and adding a new clause (xiv) as follows: “(xiv) subject to Section 7.7, redemption and/or conversion rights as set forth in the Series C Convertible Preferred Documents”

(iii)        Section 7.7. Section 7.7 is hereby amended and restated in its entirety as follows:

7.7            Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest in cash other than (i) pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest and (ii) so long as no Event of Default has occurred and is continuing, pursuant to the redemption and/or conversion rights set forth in the Series C Convertible Preferred Documents; provided that, Borrower shall make any such repurchase, redemption or payment in the form of its common stock and not in cash or other consideration unless prohibited pursuant to the terms of the Series C Convertible Preferred Certificate or otherwise prohibited by applicable law or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that (i) a Subsidiary may pay dividends or make distributions to Borrower and (ii) so long as no Event of Default has occurred and is continuing, Borrower may pay cash dividends under Borrower’s (A) Series 1 Preferred Shares in an amount not to exceed Canadian $1,250,000 per year, (B) Series B Preferred Shares in an amount not to exceed U.S. $3,300,000 per year and (C) Series C Convertible Preferred Shares as required in the Series C Convertible Preferred Documents provided that, Borrower shall pay such dividend or distribution in the form of common stock and not in cash or other consideration unless prohibited pursuant to the terms of the Series C Convertible Preferred Certificate or otherwise prohibited by applicable law or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate. For the avoidance of doubt, Borrower shall not use cash to retire, redeem or make principal payments other than those referenced in (ii) above on its Convertible Perpetual Preferred Stock (which, for the avoidance of doubt, does not include the Series C Convertible Preferred Stock) without the consent of Agent.

(iv)        Section 8.2. Section 8.2 is hereby amended and restated as follows:

8.2        Minimum Unrestricted, Blocked Cash Balance. At all times, Borrower shall maintain an unrestricted, blocked Cash balance of at least the greater of (x) (a) $20,000,000.00 plus (b) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the date payment was issued, in accounts subject to an Account Control Agreement in favor of Agent and (y) (a) 100% of the outstanding Loan balance plus (b) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the date payment was issued, in accounts subject to a Blocked Account Control Agreement in favor of Agent.

(v)         Section 9.8. A new Section 9.8 is hereby added as follows:

9.8           Series C Convertible Preferred Stock. The delivery of any Triggering Event Redemption Notice (as defined under the Series C Convertible Preferred Certificate) under the Series C Convertible Preferred Certificate, both as in effect on the First Amendment Date and as may be amended.

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(vi)        Notwithstanding any other provision of the Loan and Security Agreement, as amended, the Borrower shall be permitted to redeem all or a portion of the Series C Convertible Preferred Stock at an aggregate redemption price of up to $30,000,000 pursuant to Section 5(b) of the Series C Convertible Preferred Certificate following a Triggering Event (as defined in the Series C Convertible Preferred Certificate) pursuant to Section 5(a)(iii) of the Series C Convertible Preferred Certificate. For the avoidance of doubt, any principal or accrued amount outstanding at the time of redemption in excess of the aggregate amount paid to the Holders, shall remain outstanding and remain due and payable to the Holders. Notwithstanding the foregoing, in no event shall this section or any other provision of the Loan Documents or otherwise limit any rights of the Agent and Lenders to be paid prior to the holders of the Series C securities upon any exercise of remedies by Agent or the Lenders (whether such exercise is automatic or upon the direction of any parties), in any action either before or after the consummation of any Insolvency Proceeding.

(b)          References within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3         Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)          Fees and Expenses. The Parent shall have paid all attorney fees and other costs and expenses then due in accordance with Section 5(e), and (ii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.

(b)          This Amendment. Agent shall have received this Amendment, executed by Agent, the Lender and the Loan Parties.

(c)          Series C Convertible Preferred Documents. Agent shall have received executed copies of each Series C Convertible Preferred Document, in form and substance satisfactory to Agent.

(d)          Series C Convertible Preferred Issuance. The Borrower shall have issued 33,500 shares of Series C Convertible Preferred Stock pursuant to the Series C Convertible Preferred Documents.

(e)          Blocked Account Control Agreement. The Blocked Account Control Agreement shall be in full force and effect.

(f)          Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)          The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii)         There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4        Representations and Warranties. To induce Agent and Lender to enter into this Amendment, each Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Effect; and (c) that the information included in the Perfection Certificate delivered to Agent on the Effective Date remains true and correct. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

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SECTION 5         Miscellaneous.

(a)          Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Each Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement and the other Loan Documents.

(b)          Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)          Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(d)          No Reliance. Each Borrower hereby acknowledges and confirms to Agent and the Lender that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)          Costs and Expenses. Each Borrower agrees to pay to Agent on the Amendment Effective Date the out-of-pocket costs and expenses of Agent and the Lenders party hereto, and the fees and disbursements of counsel to Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(f)          Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

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(g)          Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h)          Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)          Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)          Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)          Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWERS:

FuelCell Energy, Inc.

Signature:	/s/ Michael S. Bishop

Print Name:	Michael S. Bishop

Title:	Senior Vice President, Chief
Financial Officer & Treasurer

Versa Power Systems, Inc.

Signature:	/s/ Michael S. Bishop

Print Name:	Michael S. Bishop

Title:	Treasurer

Versa Power Systems Ltd.

Signature:	/s/ Michael S. Bishop

Print Name:	Michael S. Bishop

Title:	Treasurer

[Signature Page to First Amendment to Loan and Security Agreement]

AGENT:

HERCULES FUNDING II, LLC

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

LENDER:

HERCULES FUNDING II, LLC

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

[Signature Page to First Amendment to Loan and Security Agreement]

Exhibit A

Underwriting Agreement

Exhibit B

Certificate of Designation